Exhibit j
                      Consent of Independent Accountants





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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 12, 2001, relating to the financial statements and financial highlights which appears in the November 30, 2000 Annual Report to Shareholders of The Phoenix Multi-Portfolio Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 23, 2001